UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, ContraFect Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Steven C. Gilman, Ph.D. as the Company’s Interim Chief Executive Officer, effective March 21, 2016.

Dr. Gilman has served as Chairman of the Board since May 2015. Until 2015, he served as the Executive Vice President, Research & Development and Chief Scientific Officer at Cubist Pharmaceuticals, a biopharmaceutical company, until its acquisition by Merck & Co. Prior to joining Cubist in 2008, he served as Chairman of the Board of Directors and Chief Executive Officer of ActivBiotics, a privately held antibacterials company. Previously, he worked at Millennium Pharmaceuticals, Inc., where he held a number of senior leadership roles including Vice President and General Manager of the Inflammation franchise. He currently serves on the board of directors of publicly traded companies Vericel Corporation and SCYNEXIS Inc. The Company believes that Dr. Gilman’s significant scientific, executive and board leadership experience in the pharmaceutical and biotechnology industries qualifies him to serve as a member of the Board.

Under the terms of a letter agreement with the Company dated March 21, 2016 and entered into with Dr. Gilman in connection with his appointment, Dr. Gilman agreed to serve as Interim Chief Executive Officer of the Company until the earlier of the date a permanent Chief Executive Officer commences employment with the Company and September 21, 2016. The letter agreement provides that Dr. Gilman will receive base salary payments at the annualized rate of $525,000 and a cash bonus in the amount of $131,250 within 60 days after the earlier of the date a permanent Chief Executive Officer commences employment with the Company and September 21, 2016. Additionally, effective March 21, 2016, Dr. Gilman was granted an option under the Company’s 2014 Omnibus Incentive Plan to purchase 75,000 shares of the Company’s common stock with a per share exercise price equal to $3.63. The option vests, subject to Dr. Gilman’s continued service as Interim Chief Executive Officer, on the date a permanent Chief Executive Officer commences employment with the Company as follows: (i) 75,000 shares underlying the option vest if a permanent Chief Executive Officer is approved by the Board on or before September 21, 2016; (ii) 50,000 shares underlying the option vest if a permanent Chief Executive Officer is approved by the Board after September 21, 2016 but on or before December 21, 2016; and (iii) 25,000 shares underlying the option vest if a permanent Chief Executive Officer is approved by the Board after December 21, 2016 but on or before March 21, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated March 21, 2016, between ContraFect Corporation and Steven C. Gilman, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: March 22, 2016	By:	/s/ Michael Messinger
Michael Messinger
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated March 21, 2016, between ContraFect Corporation and Steven C. Gilman, Ph.D.